UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2013
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AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)
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DELAWARE	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
4582 SOUTH ULSTER STREET
SUITE 1100, DENVER, CO 80237
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (303) 757-8101

NOT APPLICABLE
 (Former name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) AIMCO Properties, L.P. (the “Registrant”) is the operating partnership through which Apartment Investment and Management Company (“Aimco”) conducts substantially all of its operations. The board of directors of Aimco has determined that the boards of directors of both Aimco and AIMCO-GP, Inc. (“AIMCO-GP”), which is the general partner of the Registrant, should be comprised of the same people. Accordingly, on February 20, 2013, Miles Cortez, who is not a director of Aimco, resigned as a director of AIMCO-GP, and his resignation letter is filed herewith.
(d) On February 20, 2013, James N. Bailey, Thomas L. Keltner, J. Landis Martin, Robert A. Miller, Kathleen M. Nelson and Michael A. Stein were appointed as directors of AIMCO-GP. Each of the new directors is currently a director of Aimco. There are no arrangements or understandings between the new directors and any other person pursuant to which such directors were elected as directors. Each of the new directors will serve on the Audit Committee of the board of directors of AIMCO-GP. In addition, Terry Considine, the Chairman and Chief Executive Officer of Aimco, and a director of AIMCO-GP, will serve on the Executive Committee of the board of directors of AIMCO-GP. Other than compensation as a director of Aimco, which information is disclosed in Aimco's proxy statements, there are no related party transactions that require disclosure.
Item 9.01    Financial Statements and Exhibits.
(d)
Item No.        Title
17        Resignation Letter dated February 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2013

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer